Exhibit 99.906 CERT

Section 906 Certification

I, Brian Smith, Chief Executive Officer and Principal Executive Officer, certify that, to the best of my knowledge, the periodic report containing the financial statements for the period ended June 30, 2026 filed herewith on Form N-CSR pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 3, 2026

/s/ Brian Smith
Brian Smith, Chief Executive Officer
(Principal Executive Officer)

I, Madeline Arment, Treasurer and Principal Financial Officer, certify that, to the best of my knowledge, the periodic report containing the financial statements for the period ended June 30, 2026 filed herewith on Form N-CSR pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 3, 2026

/s/ Madeline Arment
Madeline Arment, Treasurer
(Principal Financial Officer)